As filed with the Securities and Exchange Commission on July 26, 1996
                                             Registration No. 33-_______________
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             Registration Statement
                        Under The Securities Act of 1933

                              Merchants Group, Inc.
             (Exact name of registrant as specified in its charter)

                Delaware                                   16-1280763
       (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                  Identification No.)

                    250 Main Street, Buffalo, New York 14202
                                 (716) 849-3333
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                              Merchants Group, Inc.
                           AGENTS STOCK OPTION PROGRAM

                                  Robert M. Zak
                 Senior Vice President & Chief Operating Officer
                              Merchants Group, Inc.
                                 250 Main Street
                             Buffalo, New York 14202
                                 (716) 849-3333
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

         With Copy to:              James J. Tanous, Esq.
                                    Jaeckle, Fleischmann & Mugel
                                    Twelve Fountain Plaza
                                    Buffalo, New York  14202
                                    (716) 856-0600

         Approximate date of commencement of proposed sale to the public:
September 3, 1996.

         If the only securities being registered on this Form are be offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of                  Amount to be              Proposed                  Proposed               Amount of
Securities to be Registered             Registered                Maximum                   Maximum                Registration Fee
                                                                  Offering Price            Aggregate
                                                                  Per Unit                  Offering Price
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value                          22,500 shares             $16.38(1)                 $368,550               $127.09(2)
- ------------------------------------------------------------------------------------------------------------------------------------

(1)      Reflects the option exercise price established for Options granted on June 1, 1994.
(2)      The registration fee was calculated in accordance with Rule 457(h) under the Securities Act of 1933
         (the "Securities Act").
- ------------------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------------


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                              Merchants Group, Inc.

                           AGENTS STOCK OPTION PROGRAM

                          22,500 shares of common stock
                                 par value $.01

         The Agents Stock Option Program (the "Plan") described herein established a plan whereby selected independent insurance agencies of Merchants Group, Inc.'s subsidiary insurance company received as of June 1, 1994, options to purchase shares of common stock, $.01 par value, ("Option" or "Options") from Merchants Group, Inc. (the "Company") under terms set forth in the Plan. As of the date of this Prospectus, a total of 22,500 Options are outstanding. The exercise price of $16.38 per share with respect to each Option represents the average closing price of the Company's common stock as reported on the American Stock Exchange, Inc. ("American Stock Exchange") for the five trading days prior to June 1, 1994.

         There will be no brokerage commissions or service charges upon the purchase of shares under the Plan. The Company will bear the costs of administering the Plan. KeyCorp Shareholder Services, Inc. is the Transfer Agent for the Company.

         The shares of common stock are listed on the American Stock Exchange under the symbol MGP.

         It is recommended that this Prospectus be retained for future reference.

              -----------------------------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              -----------------------------------------------------


THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO
THE CONTRARY IS UNLAWFUL.

              -----------------------------------------------------


===============================================================================================================
                                 Price to                 Commissions                    Proceeds to
                                  public                                                 Company (1)
- ---------------------------------------------------------------------------------------------------------------
Per Unit                          $16.38                       0                           $16.38
- ---------------------------------------------------------------------------------------------------------------

Total                            $368,550                      0                          $368,550
===============================================================================================================

(1)      Before deducting expenses payable by the Company estimated at $10,000.

                 The date of this Prospectus is July 26, 1996

                                TABLE OF CONTENTS


Available Information...........................................................................................  4
Incorporation Of Certain Documents By Reference.................................................................  5
The Company.....................................................................................................  6
Description Of The Plan.........................................................................................  6
Use Of Proceeds.................................................................................................  9
Determination Of Offering Price.................................................................................  9
Experts.........................................................................................................  9
Legal Opinion................................................................................................... 10


                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Further, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's Web site can be found at (http://www.sec.gov).

         The Company's shares of common stock are listed on the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881 and reports, proxy statements and other information filed by the Company can also be inspected in the library of such exchange.

         This Prospectus, which constitutes a part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act, omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered under the Plan. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         a. Annual Report on Form 10-K for the year ended December 31, 1995 filed by the Company pursuant to Section 13(a) of the Exchange Act.

         b. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 filed by the Company pursuant to Section 13(a) of the Exchange Act.

         c. Definitive Proxy Statement dated April 5, 1996 for the Company's May 8, 1996 Annual Meeting of the Stockholders filed by the Company pursuant to Section 14(a) of the Exchange Act.

         d. The description of the Company's common stock set forth in response to Item 9 of the Registration Statement on Form S-2 (No. 33-62006) filed by the Company and any amendment to such registration statement filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act prior to the termination of the offering of Common Stock covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein. Written requests should be directed to:

                  Merchants Group, Inc.
                  Attn: Investor Relations Department
                  250 Main Street
                  Buffalo, New York  14202

         Telephone requests may be directed to the Company at (716) 849-3333.

                                   THE COMPANY

         The Company, a Delaware corporation, was organized in 1986 and is a regional insurance holding company with its principal office in Buffalo, New York. The Company's wholly-owned subsidiary, Merchants Insurance Company of New Hampshire, Inc. ("MNH"), offers a broad range of property and casualty insurance products through independent agents to preferred risk individuals and businesses in the Northeast United States.

         The Company is currently authorized to issue 10,000,000 shares of common stock. As of June 30, 1996, there were 3,189,519 shares issued and outstanding.

         The Company's principal executive offices are located at 250 Main Street, Buffalo, New York 14202 and its telephone number is (716) 849-3333.

                             DESCRIPTION OF THE PLAN

         The following is a description of the provisions of the Plan offered to selected independent insurance agencies of MNH.

         PURPOSE. The Plan was established to advance the interests of the Company by providing additional incentives to attract and retain qualified agents upon whose efforts the success of the Company is dependent.

         ADMINISTRATION. The Plan is administered by the Board of Directors of the Company (the "Board"). Any questions relating to the interpretation of the Plan or an Option holder's rights under the Plan are conclusively determined by the Board.

         ADOPTION OF THE PLAN. The Board adopted the Plan on March 30, 1994.

         SHARES SUBJECT TO THE PLAN. Under the Plan, up to 25,000 shares of common stock, $.01 par value, were reserved to be issued. On June 1, 1994, Options on 22,750 shares of common stock were issued. As of June 30, 1996, Options exist on 22,500 shares.

         RECAPITALIZATION OR REORGANIZATION. The existence of an Option does not affect the right or power of the Board or the stockholders of the Company to make or authorize the adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting common stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         The shares with respect to which Options may be granted are shares of common stock as presently constituted, but if, and whenever, prior to the expiration of an Option, the Company shall effect a subdivision or consolidation of shares of common stock or the payment of a stock dividend on common stock without receipt of consideration by the Company, the number of shares of common stock with respect to which such Option may be exercised (1) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (2) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionally increased.

         Unless otherwise set forth in the Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of shares of common stock subject to the Option or the exercise price thereof.

         ELIGIBILITY REQUIREMENTS. The only participants in the Plan are those independent insurance agencies of MNH selected by the Board to receive Option grants on June 1, 1994 (the "Grantee" or "Grantees").

         AWARDS GRANTED AND EXERCISE OF AWARDS. The awards granted under the Plan are stock options. The Options are evidenced by a written document and are not intended to qualify for special tax treatment under Section 422 (or any other section) of the Internal Revenue Code of 1986, as amended.

         Subject to certain adjustments, the purchase price of the common stock subject to an Option is $16.38 per share, which is equal to the average closing price of the stock as reported on the American Stock Exchange for the five trading days prior to June 1, 1994. Options must be exercised in their entirety.

         EXERCISE PERIOD OF THE OPTIONS. The Options do not become exercisable until two (2) years after the date of the grant. Options expire five (5) years after the day prior to the date of the grant and thus, no option may be exercised after May 31, 1999. No fractional shares of common stock may be issued upon the exercise of an Option. Further, an Option is not exercisable if, at the time of exercise, a Grantee fails to be an agent in good standing with the Company.

         RIGHTS AS A STOCKHOLDER. A Grantee of an Option shall have none of the rights of a stockholder until the date of issuance of a stock certificate for the shares. Except as provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         TERMINATION OF OPTIONS. All Options granted under the Plan will expire on May 31, 1999, provided, however, that an Option will expire immediately if the Grantee's agency relationship with the Company is terminated for any reason, or if a Grantee ceases to be an agent in good standing with the Company. Further, any attempts to transfer an Option will render an Option null and void.

         TRANSFERABILITY. An Option may not be transferred to any other person or entity, whether by operation of law or otherwise. Any attempt to transfer the Option will cause the Option to become null and void.

         FEDERAL INCOME TAX TREATMENT. Grantees recognized no income when Options were granted, nor did the Company receive any deduction for federal income tax purposes in the year of grant.

         Upon exercise of an Option, a Grantee will be treated as having received ordinary income at the time of exercise in an amount equal to the difference between the Option price paid and the then fair market value of the common stock acquired. The Company is entitled to a deduction at the same time in a corresponding amount. The Grantee's basis in the common stock acquired upon exercise of an Option will be equal to the Option price plus the amount of ordinary income recognized.

         Generally, when a Grantee disposes of shares of common stock acquired under the Plan, any gain or loss recognized will be treated as long-term or short-term capital gain or loss, depending upon the holding period of the shares (which begins on the date the Option is exercised).

         The foregoing is only a summary of federal income tax consequences and does not purport to be complete. Because of the complexities of the tax law, Grantees should consult their own tax advisors for further information.

         DELAY IN ISSUANCE OR PURCHASE. All Options awarded under the Plan are subject to the requirement that if the Board shall determine, in its discretion, that (1) registration, listing or qualification of the shares of common stock upon any securities exchange or pursuant to any state or federal law or (2) the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of shares of common stock thereunder, the Option may not be exercised in whole or in part unless such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. In connection with the foregoing, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation or any governmental authority relating to the regulation of securities, require the Grantee to represent in writing to the Company that it is such person's then intention to acquire an Option or common stock issuable upon the exercise thereof for investment and not with a view toward the distribution thereof. In such event, no shares of common stock shall be issued to such person unless and until the Company, in connection with the foregoing, is satisfied with the accuracy of such representation. The certificates representing shares of common stock issued by the Company pursuant to the exercise of an Option may bear a legend describing the restrictions on resale thereof under applicable securities laws and stop transfer orders with respect to such certificates may be entered in the Company's stock transfer records.

         RESTRICTIONS ON RESALE. Shares acquired under the Plan by an "affiliate", as the term is defined in Rule 405 under the Securities Act, may be resold only pursuant to the registration requirements of that Act, Rule 144 adopted by the Commission thereunder, or another applicable exemption therefrom. Generally, sales of securities, including common stock of the Company, are also subject to anti-fraud provisions contained in federal and state securities law.

         In addition, acquisitions (but not generally including acquisitions under the Plan) and dispositions of common stock of the Company by an executive officer, director or affiliate of the Company within any six-month period may give rise to the right of the Company to recapture any profit from such transactions pursuant to Section 16(b) of the Exchange Act.

         It is advisable for a Grantee to consult with legal counsel concerning the securities and tax law implications of its exercise of Options and disposition of shares of common stock under the Plan.

         Additional information about the Plan may be obtained from the Investor Relations Department, Merchants Group, Inc., 250 Main Street, Buffalo, New York 14202 (716) 849-3333.

                                 USE OF PROCEEDS

         The proceeds to the Company from sales of common stock pursuant to the Plan will be used for general corporate purposes, including investment in and advances to MNH.

                         DETERMINATION OF OFFERING PRICE

         The shares to be registered are being offered pursuant to Options granted in June of 1994. At the time the Options were granted, the average closing price of the Company's common stock, as reported on the American Stock Exchange for the five trading days prior to the grant date, was determined to be $16.38 per share. As of July 25, 1996, the closing price for the Company's common stock on the American Stock Exchange was $18 5/8, an increase of approximately $2.25.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL OPINION

         The validity of the issuance of the shares of common stock offered hereby will be passed upon for the Company by Jaeckle, Fleischmann & Mugel, Buffalo, New York.

                              MERCHANTS GROUP, INC.

                          AGENTS STOCK OPTION PROGRAM

                                     22,500
                                    Shares of
                                  Common Stock


                                   PROSPECTUS






                             Dated: July 26, 1996

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offering in such jurisdiction.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.          Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities covered by this Registration Statement, all of which shall be paid by the Company, are estimated to be as follows:

         Securities and Exchange Commission
                  registration fee ............................  $  127.09
         Listing Fees for the American Stock Exchange...........  2,000.00
         Legal fees.............................................  3,500.00
         Accounting fees........................................  2,000.00
         Miscellaneous..........................................  2,372.91

                  TOTAL...........................................$10,000.00

Item 15.          Indemnification of Directors and officers.

         The Company's By-Laws contain provisions permitted by the Delaware General Corporation Law (the "DGCL") (under which the Company is organized) that provide that directors and officers will be indemnified by the Company to the fullest extent permitted by the DGCL for all losses that might be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Company. The Company's Certificate of Incorporation contains provisions permitted by the DGCL that limit the personal liability of directors of the Company for breaches of their fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. The Company's By-Laws provide for the advancement by the Company to directors and officers of expenses incurred by them in connection with a proceeding of a type to which the duty of indemnification applies. The Company's By-Laws authorize the purchase of directors' and officers' liability insurance to insure its directors and officers against certain liabilities incurred in their capacity as such.

Item 16.          Exhibits.

         The Exhibit Index is on Page E-1 of this Registration Statement.

Item 17.          Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

         (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Company's Certificate of Incorporation or By-Laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 26th day of July 1996.

                                            MERCHANTS GROUP, INC.


                                            BY: /s/ Robert M. Zak
                                               ------------------------------
                                                 Robert M. Zak
                                                 Senior Vice President
                                                 Chief Operating Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert M. Zak, his true and lawful attorney-in-fact and agent, with full power of substitution or re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed on July 26, 1996 by the following persons on behalf of the Registrant and in the capacities indicated.


            SIGNATURE                               TITLE                           DATE
- ----------------------------------       ------------------------------       ------------------
 /s/ Richard E. Garman                     Director, Chairman of the            July 26, 1996
- ----------------------------------         Board
Richard E. Garman

                                           Director, President                  July 26, 1996
 /s/ Brent D. Baird
- ----------------------------------
Brent D. Baird

            SIGNATURE                               TITLE                           DATE
- ----------------------------------       ------------------------------       ------------------
                                           Director, Sr. Vice                   July 26, 1996
/s/ Robert M. Zak                          President and Chief
- ----------------------------------         Operating Officer (principal
Robert M. Zak                              financial and accounting
                                           officer)


/s/ Lawrence P. Castellani                 Director                             July 26, 1996
- ----------------------------------
Lawrence P. Castellani

                                           Director                             July 26, 1996
/s/ Frank J. Colantuono
- ----------------------------------
Frank J. Colantuono

                                           Director                             July 26, 1996
/s/ Henry P. Semmelhack
- ----------------------------------
Henry P. Semmelhack

                                  EXHIBIT INDEX


Exhibit
Number              Description of Exhibits                                             Page Number
- -----------         -----------------------------------------------------------      ----------------
(4)(A)              Restated Certificate of Incorporation - incorporated by
                    reference to Exhibit (3)(C) to Amendment No. 1 to
                    the Registrant's Registration Statement (No. 33-9188)
                    on Form S-1 filed on November 7, 1986.

(4)(B)              Restated By-Laws incorporated by reference to Exhibit
                    No. 3D to Amendment No. 1 to the Registrant's
                    Registration Statement No. 33-9188 on Form S-1 filed
                    November 7, 1986.

(4)(C)*             Form of Stock Option Grant                                          E-2

(5)*                Opinion of Jaeckle, Fleishman & Mugel regarding                     E-4
                    the legality of shares of common stock being offered
                    hereby.

(23)(A)*            Consent of Price Waterhouse LLP.                                    E-5

(23)(B)*            Consent of Jaeckle, Fleishman & Mugel (included in                  E-5
                    Exhibit (5)).

(24)*               Power of Attorney (contained on signature page).                    II-4

(28) Statement regarding the Registrant - incorporated by reference to Exhibit (28) to the Registrant's Annual
                    Report on Form 10-K for the year ended December
                    31, 1995.

(28)(A)             Schedule P of the 1995 Statutory Annual Statement for
                    Merchants Insurance Company of New Hamshire,
                    Inc. - incorporated by reference to Exhibit (28)(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

*Filed herewith


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